UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

SCHEDULE 14A

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NORWOOD FINANCIAL CORP

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NORWOOD FINANCIAL CORP 2023 Annual Report SERVING OUR CUSTOMERS. LEADING OUR COMMUNITIES.

Annual Report 2023 NORWOOD FINANCIAL CORP A Letter To Our SHAREHOLDERS We are pleased to share with you the Company’s performance and achievements in this Annual Report. e have been committed to serving our communities since 1871. In those nearly 153 years, we have seen many economic cycles, technological advancements, and changes in our communities. Throughout all of these changes and challenges, we have stood by our customers and communities proudly. The past three years have seen more than its fair share of challenges. From a pandemic with fears of economic hardships to high inflation and some of the fastest rate hikes in the history of the Federal Reserve, our team has stood together to serve our customers and communities. The strength and resilience of the people of Northeastern Pennsylvania and Upstate New York have shown through these difficult times. This year brought the conclusion of the Covid spending which had filled our customers’ accounts with SBA PPP funds and other government programs meant to support the economy. The Fed implemented eleven rate hikes from March 2022 to the most recent in July 2023. These actions increased our liability costs more rapidly than our assets could reprice. This rapid increase in rates combined with fewer deposit dollars in the system put a pinch on our net interest margin throughout the whole of 2023. Our 2022 Annual Report was themed “Strength, Security, Stability,” as a nod to our 152 years in business serving our communities. As it turned out, it was the right message for an environment that none of us could have predicted. Throughout this year of high inflation, rate increases, and economic uncertainty, our team once again stood strong to serve our communities. Our 2023 earnings reflect this changed environment. We present them here. For the year ended December 31, 2023, net income totaled $16,759,000, a decrease of $12,474,000 from the $29,233,000 earned in the prior year. The decrease includes a $6,330,000 decrease in net interest income and a $4,648,000 increase in the provision for credit losses. Earnings per share on a fully diluted basis were $2.07 compared to $3.58 for the year ended December 31, 2022. Our earnings for 2023 resulted in a return on average assets of 0.79%, and a return on average tangible equity of 11.66%, compared to 1.43% and 19.25%, respectively, for the year ended December 31, 2022. We also increased our cash dividend declared in the fourth quarter of 2023 to $0.30 per share, which represents a 3.5% increase compared to the fourth quarter of 2022. This makes 32 consecutive years of an increase in the Company’s cash dividend, a remarkable achievement, and a legacy of creating shareholder value. I encourage you to read the Management’s Discussion and Analysis as well as the Financial Statement with Footnotes, for a full report on our performance. THIS COMPANY IS COMMITTED TO CREATING A POSITIVE AND LASTING IMPACT ON OUR COMMUNITIES AND MADE CLOSE TO 400 CONTRIBUTIONS TO LOCAL SCHOOLS, FOOD BANKS, FIRST RESPONDERS, AND CHARITABLE ORGANIZATIONS THROUGHOUT THE YEAR.” James O. Donnelly | President and Chief Executive Officer

29	2	10	250+	$2B
Offices	States	Counties	Employees	Assets

The most exciting achievement of the year occurred when this Company was honored by *Bank Director Magazine* with two rankings in their *Ranking Banking, The Best US Banks 2023* publication. Wayne Bank was ranked as one of the top 25 best banks in the country, as well as number ten (#10) in the country for banks in the $1B - $5B asset size category. We were evaluated on our profitability, capital adequacy, asset quality, and total shareholder return, along with our ability to balance growth and profitability, deliver long-term shareholder value, and execute our goals in a secure manner. We were delighted and honored to be included in both prestigious lists. This is an enormous accomplishment and a testament to the dedication of our employees and to our ability to accomplish our strategic vision.

The Company also rejoined the Russell 2000® Index last year on June 23, 2023, as part of the 2023 Russell U.S. Indexes annual reconstitution. The Russell 2000® Index encompasses and tracks the performance of the 2,000 largest traded U.S. stocks, based on market capitalization. This distinguished designation shows our commitment to our shareholders and is a testament to our strong capital position and credit quality metrics. Notably, on the date we joined, Norwood Financial Corp had the highest level of stock trades in a single day in our history.

Rounding out the year's honors was our ranking of number eighty-four (#84) out of two hundred in the $2 billion to $10 billion asset size category for *American Banker's* top-performing banks of 2023. *American Banker* evaluated banks on profitability, efficiency, capital adequacy, and asset quality based on a three-year average return. We were so pleased to be included in this list and our ranking is another testament to our strong financial performance.

This Company is committed to creating a positive and lasting impact on our communities and made close to 400 contributions to local schools, food banks, first responders, and charitable organizations throughout the year. In 2023, our generous and caring employees participated in countless community events including parades, fundraisers, races, carnivals, sporting events, festivals, country fairs, and many more.

Wayne Bank is dedicated to reinvesting in the communities we serve and that includes improving our facilities for the benefit of our customers and employees. 2023 saw the start of a major renovation project for the Bank as our Corporate Office began an extensive transformation. The first-floor office space, excluding the lobby, was gutted and redesigned with modern aesthetics, technological improvements, functional upgrades, and better spacial planning to house our customer-facing departments of Wealth Management, Commercial Lending, and Norwood Investment Corp. Second floor renovations will begin in 2024 with a redesign of our back-office departments.

We also have a tradition of investing in technology and launched two new digital banking services in 2023. The first was our brand-new online account opening platform that allows customers to conveniently and securely open checking accounts, savings accounts, and CDs digitally from wherever they are. Since its launch in the second quarter, our customers have actively been opening accounts online. Our second new service, Transfer Now®, allows customers to transfer funds between checking, savings, brokerage, loan, and money market accounts at Wayne Bank and other financial institutions. This service is available through Wayne Bank's Online and Mobile Banking and allows for the option of one-time, recurring, and future-dated transfers, along with standard and express delivery options.


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Wayne Bank joined The American Bankers Association (“ABA”) and banks across the nation to promote the “#BanksNeverAskThat Anti-Phishing Campaign.” Using attention-grabbing humor and engaging content, this campaign empowered consumers to identify fake bank communications and learn about common phishing scams. We shared eye-catching short videos and consumer tips on social media and in our Community Offices to educate our customers about the persistent threat of fraud. This included an interactive quiz, the “Scam City” video game, and a Spanish language version of the website, BankcosNuncaPidenEso.com. Partnering again with the ABA, Wayne Bank participated in the “Lights, Camera, Save!” video contest for teens. We promoted the contest online, through social media, and out in the community and encouraged students aged 13-18 to create a 30-second or less video on using money wisely. A number of talented entries were received, but we ultimately selected a group of students from Honesdale High School’s FBLA Club to move on to the next round of voting. The students will now compete at the national level for one of three cash prizes, including $5,000 for first place. As of the writing of this letter, they have made it into the top three in the country to compete for this exciting opportunity. We are so proud of them! AS A COMMUNITY BANK, THE FOUNDATION OF OUR SUCCESS IS BUILT UPON OUR EXCEPTIONAL EMPLOYEES WHO LIVE AND WORK IN THE COMMUNITIES WE SERVE.” As a community bank, the foundation of our success is built upon our exceptional employees who live and work in the communities we serve. We are proud to honor the dedication of those employees who celebrated milestone years of service with Wayne Bank in 2023. Congratulations to Jodi Wood, Loan Operations Associate, and Kelly Teeple, Executive Administrative Assistant, for their impressive 35 years of service. Celebrating 25 years were Annette Jurkowski, Vice President and Assistant BSA/Compliance Officer; Julie R. Kuen, Senior Vice President and Retail Operations and Electronic Banking Manager, and Gerry Moore, Vice President and Delaware County Residential Sales Officer. Adding employees celebrating 20, 15, 10, and five-year anniversaries, the group represents 300 years of outstanding community banking. The year’s progress provided opportunities for employee growth and many employees were promoted for their hard work and dedication. Senior promotions included Amanda Hall to Senior Vice President and Financial Reporting Manager, Derek C. Bellinger to Vice President and Residential Mortgage Sales Manager, Douglas W. Atherton to Vice President and Monroe County Regional Manager, and Matthew Murphy to Vice President and Residential Mortgage Fulfillment Manager. In addition to our growth from within, we also strengthened our company by adding several highly skilled professionals to our team. The most senior employees to join Wayne Bank in 2023 were Senior Vice President and Finger Lakes Commercial Loan Team Leader, Joseph J. Mahon; Mortgage Loan Officer, Holly DiLeo; Vice President and Commercial Loan Officer, Steven P. Lauer; Vice President and Mortgage Loan Officer, Bernyce A. Maltman, and Vice President and Director of Risk, Tracie A. Young. Wayne Bank Executive Team Seated: Tracie A. Young, Senior Vice President, Director of Risk; Nancy A. Hart, Senior Vice President, Controller, & Director of Operations; James O. Donnelly, President & CEO; and Diane M. Wylam, Senior Vice President, Senior Trust Officer. Standing: Ryan J. French, Senior Vice President, Director of Human Resources; Steven R. Daniels, Senior Vice President, Director of Consumer Banking; John F. Carmody, Executive Vice President, Chief Lending Officer; Scott D. White, President, Bank of Cooperstown; Joseph J. Mahon, Senior Vice President, Finger Lakes Commercial Loan Team Leader; Vincent G. O’Bell, Executive Vice President, Chief Lending Officer; and William S. Lance, Executive Vice President, Chief Financial Officer.

Several of our employees were honored during the year with special awards. Executive Vice President and Chief Financial Officer, **William S. Lance**, and Senior Vice President and Controller, **Nancy A. Hart**, were recognized by the Pennsylvania Bankers Association ("PBA") for their 40-years of service to the banking industry (pictured right). Assistant Vice President and Commercial Loan Officer, **Anna Van Acker**, achieved honor student status from the PBA's 2023 School of Commercial Lending. **Steven R. Daniels**, Senior Vice President and Director of Consumer Banking, was announced as a winner of the PBA's Future Under 40 Awards. Executive Vice President and Chief Lending Officer, **Vincent G. O'Bell**, was reappointed as Chairman of the Scranton Lackawanna Health and Welfare Authority. Lastly, our Marketing Department was recognized for their hard work and creativity this year as a finalist for the Scranton Chamber of Commerce "SAGE" Awards Marketing Communications Excellence award for their "Pet Glow-Up" social media campaign.





PA Bankers Association 40 FUTURE


SAGE
AWARDS
SCRANTON AWARDS FOR GROWTH & EXCELLENCE

In 2023, we also celebrated the retirement of Executive Vice President and Chief Operating Officer, **Robert J. Mancuso.** Bob served the community banking industry for an impressive 46 years. During Bob's tenure with Wayne Bank, he provided leadership of numerous departments, was passionate about mentoring Bank employees to advance within their career paths, helped lead Wayne Bank through two mergers, and aided in the upgrading of our systems and software. We are grateful to Bob for being an integral part of the Wayne Bank team and congratulate him on his well-deserved retirement.

The banking environment in 2023 was a challenging one. The resilience of our communities and our employees was impressive in the face of these challenging times. We grew about 8% organically during this past year. As we look ahead, we are excited for the opportunity to serve our customers and communities in 2024. We will continue to invest in our employees, our facilities, our communities, and in technology to ensure a bright future.

We truly appreciate the support and confidence of our stockholders.

We thank you for your ownership interest in Norwood as we continue to work to enhance stockholder value. Please keep us in mind for all your financial needs.



James O. Donnelly
President and
Chief Executive Officer

Board of DIRECTORS



Lewis J. Critelli
Chairman of the Board



James O. Donnelly
President and CEO



Dr. Andrew A. Forte
Vice Chairman



Joseph W. Adams
Board Member



Susan Campfield
Board Member



Jeffrey S. Gifford
Board Member



Meg L. Hungerford
Board Member



Kevin M. Lamont
Board Member



Ralph A. Matergia, Esq.
Board Member



Alexandra K. Nolan
Board Member



Dr. Kenneth A. Phillips
Board Member



William W. Davis, Jr.
Director Emeritus

Annual Report 2023 DIRECTORY OF OFFICERS NORWOOD FINANCIAL CORP Lewis J. Critelli....................................Chairman of the Board Dr. Andrew A. Forte .......................Vice Chairman of the Board James O. Donnelly.... President & Chief Executive Officer, CEO WAYNE BANK Lewis J. Critelli....................................Chairman of the Board Dr. Andrew A. Forte .......................Vice Chairman of the Board James O. Donnelly.........President and Chief Executive Officer William S. Lance ............................. Executive Vice President, Chief Financial Officer & Secretary John F. Carmody .............................. Executive Vice President, Chief Credit Officer Vincent G. O’Bell ............................. Executive Vice President, Chief Lending Officer Scott D. White ........................President, Bank of Cooperstown Steven R. Daniels ................................ Senior Vice President, Director of Consumer Banking Ryan J. French .................................... Senior Vice President, Director of Human Resources Joseph J. Mahon ................................. Senior Vice President, Finger Lakes Commercial Loan Team Leader Diane M. Wylam .................................. Senior Vice President, Senior Trust Officer Nancy A. Hart ....................................... Senior Vice President, Controller, Director of Operations, & Assistant Secretary Tracie A. Young..................................... Senior Vice President, Director of Risk Thomas A. Byrne ................................... Senior Vice President Joseph A. Castrogiovanni ..................... Senior Vice President Kenneth C. Doolittle ............................. Senior Vice President Paul Dunda .......................................... Senior Vice President John P. Ford ......................................... Senior Vice President Karen R. Gasper ................................... Senior Vice President Donna R. Gizenski ................................. Senior Vice President Amanda Hall ........................................ Senior Vice President James M. King ..................................... Senior Vice President Julie R. Kuen ......................................... Senior Vice President Linda D. Mader ..................................... Senior Vice President Scott C. Rickard..................................... Senior Vice President Barbara A. Ridd ...................................... Senior Vice President & Assistant Secretary Michael Rollison................................... Senior Vice President Kara R. Suchy........................................ Senior Vice President John D. Veleber .................................... Senior Vice President Gerald R. Arnese ............................................ Vice President Douglas W. Atherton........................................ Vice President John M. Baker ................................................. Vice President Derek C. Bellinger .......................................... Vice President Paul A. Catan ................................................. Vice President Francis E. Crowley ........................................... Vice President Ronald P. DePasquale ..................................... Vice President Jillian E. Guenther ......................................... Vice President Jill A. Hessling ................................................ Vice President Annette A. Jurkowski ...................................... Vice President John W. Karavis .............................................. Vice President John E. Koczwara ............................................ Vice President Paul J. Kosiba ................................................ Vice President Kristen E. Lancia ............................................ Vice President Steven P. Lauer ................................................ Vice President Kyle Liner ...................................................... Vice President Bernyce A. Maltman ........................................ Vice President Gerry Moore ................................................... Vice President Matthew Murphy ............................................ Vice President Andrew B. Rice ............................................... Vice President Christine Routledge ........................................ Vice President Briana J. Scholl .............................................. Vice President Frank J. Sislo ................................................. Vice President Tanyia Vannatta .............................................. Vice President NORWOOD INVESTMENT CORP James O. Donnelly............President & Chief Executive Officer William S. Lance .....................................................Treasurer Scott C. Rickard ............... Investment Executive, LPL Financial

ONTARIO
Geneva
Penn Yan
YATES
Cooperstown
OTSEGO
Oneonta
Stamford
Roxbury
Franklin
Andes
Walton
DELAWARE
Roscoe
SULLIVAN
Lakewood
Callicoon
Liberty
WAYNE
Monticello
Waymart
Wurtsboro
Honesdale
Willow Ave
Clarks Summit
Hawley
Shohola
LACKAWANNA
Central Scranton
PIKE
Milford
Exeter
Hanover Township
MONROE
Tannersville
Marshalls Creek
LUZERNE
Effort
Stroud Mall

SERVING OUR CUSTOMERS. LEADING OUR COMMUNITIES.

WAYNE COUNTY
Hawley, PA
Honesdale, PA
Lakewood, PA
Waymart, PA
Willow Avenue (Honesdale), PA

LACKAWANNA COUNTY
Central Scranton, PA
Clarks Summit, PA

MONROE COUNTY
Effort, PA
Marshalls Creek, PA
Stroud Mall (Stroudsburg), PA
Tannersville, PA

LUZERNE COUNTY
Hanover Township, PA
Exeter, PA

PIKE COUNTY
Milford, PA
Shohola, PA

DELAWARE COUNTY
Andes, NY
Franklin, NY
Roxbury, NY
Stamford, NY
Walton, NY

SULLIVAN COUNTY
Callicoon, NY
Liberty, NY
Monticello, NY
Roscoe, NY
Wurtsboro, NY

OTSEGO COUNTY
Cooperstown, NY
Oneonta, NY

ONTARIO COUNTY
Geneva, NY

YATES COUNTY
Penn Yan, NY

NORWOOD FINANCIAL CORP WWW.WAYNE.BANK BANKOFTHEFINGERLAKES.COM BANKOFCOOPERSTOWN.COM